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                                                                     EXHIBIT 5.1

                         [LETTERHEAD OF TROY & GOULD]

                               November 18, 1997

NTN Communications, Inc.
The Campus
5966 La Place Court
Carlsbad, California 92008

     Re: Registration Statement on Form S-3
         ----------------------------------

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), of NTN Communications, Inc. (the "Company"), which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an aggregate of 8,820,000 shares of Common Stock of the Company (the "Shares") issuable upon the conversion of the Series B Convertible Preferred Stock ("Series B Preferred") described therein. Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

     We are familiar with the corporate proceedings heretofore taken or proposed to be taken by the Company in connection with the issuance of the Shares. In addition, we have examined such records of the Company as in our judgment were necessary or appropriate to enable us to render the opinions expressed herein.

     Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when issued, upon conversion of the Series B Preferred as provided in the Certificate of Designations, Rights and Privileges of the Series B Preferred, will be duly and validly issued, fully paid and nonassessable.

     We consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectuses made part thereof, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                               Very truly yours,

                               /s/ TROY & GOULD

                               TROY & GOULD
                               Professional Corporation